EXHIBIT 99.1

Information Regarding Joint Filers

Designated Filer of Form 3: Bank of America Ventures

Item 2. Date of Event Requiring Statement: June 10, 2004

Item 4. Issuer Name and Ticker Symbol: Acusphere, Inc. (ACUS)
Designated Filer:	Ownership Form	Nature of Indirect Beneficial Ownership
Bank of America Ventures 950 Tower Lane, Suite 700 Foster City, CA 94404	Direct
Joint Filers:
Bank of America Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as 100% Parent of Bank of America, N.A.
Bank of America, N.A. 101 South Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as 100% Parent of Bank of America Ventures
NB Holdings Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect

SIGNATURES

BANK OF AMERICA CORPORATION

NB HOLDINGS CORPORATION

BANK OF AMERICA, N.A.

By: /s/ Charles F Bowman Date: June 15, 2004

Charles F. Bowman

Senior Vice President